EXHIBIT 23.2


                         CONSENT OF PRICE WATERHOUSE LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 11, 1996, which appears on page 26 of the U.S. Industries, Inc. Annual Report on Form 10-K/A for the year ended September 30, 1996.


PRICE WATERHOUSE LLP

Morristown, New Jersey
June 23, 1997